UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): SEPTEMBER 25, 2009

FIBROCELL SCIENCE, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-6000

ISOLAGEN, INC.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2009, the board of directors of Fibrocell Science, Inc. (the “Company”) approved the appointment of Dr. Robert Langer to the Company’s board of directors. The board of directors has not yet determined the composition of its board committees.

On September 25, 2009, the board of directors approved a compensation plan for its non-executive directors pursuant to which each such director will receive an annual fee of $50,000, payable in monthly installments, and upon appointment to the board of directors will receive an initial five-year option grant to purchase 200,000 shares of Company common stock at the fair market value of the Company on the date of issuance. On September 30, 2009, the board of directors agreed to provide Mr. David Pernock, the Chairman of the Board, with the above cash compensation, as well as an option to purchase 450,000 shares of Company common stock at the fair market value of the Company on the date of issuance, of which 300,000 shares vest immediately and 150,000 shares vest in 12 months, provided Mr. Pernock is Chairman of the Board on such date. Option grants pursuant to the plan were made on September 25, 2009 and September 30, 2009.

On September 30, 2009, the Company appointed Mr. Declan Daly the Company’s interim CEO.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: October 1, 2009

By: /s/ Declan Daly
Declan Daly,
Chief Operating Officer